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As filed with the Securities and Exchange Commission on December 22, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SeaCube Container Leasing Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	7359 (Primary Standard Industrial Classification Code Number)	98-0655416 (I.R.S. Employer Identification No.)

1 Maynard Drive
Park Ridge, New Jersey 07656
(201) 391-0800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Joseph Kwok
Chief Executive Officer
SeaCube Container Leasing Ltd.
1 Maynard Drive
Park Ridge, New Jersey 07656
(201) 391-0800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joseph A. Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Telephone: (212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee

Primary Offering:

Common Shares

Preference Shares

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

Total Primary Offering	$75,000,000	100%	$75,000,000	$8,595	(4)

Secondary Offering:

Common Shares	8,525,000	$15.36	$130,944,000	$15,006.18	(5)

Total			$205,944,000	$23,601.18

(1)
Not specified as to each class of securities to be registered under the primary offering pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act").

(2)
With respect to the primary offering, the registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities up to a proposed maximum aggregate offering price of $75,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately or together with other securities registered hereunder. In addition, up to 8,525,000 of our common shares may be offered pursuant to this registration statement by our selling shareholder.

(3)
The registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.

(4)
Calculated pursuant to Rule 457(o) and Rule 457(p) under the Securities Act.

(5)
Pursuant to Rule 457(c) of the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant's common shares traded on the New York Stock Exchange on December 21, 2011.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 22, 2011

PROSPECTUS

SEACUBE CONTAINER LEASING LTD.

COMMON SHARES
PREFERENCE SHARES
DEBT SECURITIES
WARRANTS
DEPOSITARY SHARES
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
PURCHASE UNITS

        We may offer and sell, from time to time in one or more offerings in amounts, at prices and on terms to be determined at the time of any such offering, any combination of (i) common shares, (ii) preference shares, (iii) debt securities, (iv) depositary shares representing preference shares, (v) warrants, (vi) subscription rights, (vi) purchase contracts and (viii) purchase units on terms to be determined at the time of offering. The selling shareholder may also offer and sell, from time to time, up to 8,525,000 common shares. We will not receive any of the proceeds from the sale of our common shares by the selling shareholder.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We or the selling shareholder may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by the selling shareholder. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Our common shares are listed on the New York Stock Exchange, or the NYSE, under the trading symbol "BOX." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks. You should read the section entitled "Risk Factors" beginning on page 3 before buying our securities. This information may also be included in any supplement and/or may be incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2011.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to an indeterminate total dollar amount. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell our securities, we will provide a prospectus supplement and may provide other offering materials containing specific information about the terms of that offering. The prospectus supplement may add, change or update information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information contained in any prospectus supplement, you should rely on the information in the prospectus supplement. In addition, as described above, we have filed and plan to continue to file documents with the SEC that contain information about us and the business conducted by us. Before you decide to invest in any of our securities, you should read carefully this prospectus, any accompanying prospectus supplement (including all documents incorporated by reference therein), and the information that we file with the SEC.

        This prospectus only provides you with a general description of the securities we and the selling shareholder may offer. Each time we or the selling shareholder sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling shareholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

ii

SUMMARY

        Unless otherwise indicated or the context otherwise requires, references in this prospectus to "SeaCube" the "Company," "we," "us," and "our" refer to SeaCube Container Leasing Ltd. and its subsidiaries. References in this prospectus to "Fortress" refer to Fortress Investment Group LLC. We use the term "twenty foot equivalent unit," or "TEU," the international standard measure of containers, in describing certain quantities of our containers.

SeaCube Container Leasing Ltd.

        SeaCube Container Leasing Ltd. ("SeaCube" or "the Company") is one of the world's largest container leasing companies based on total assets. Containers are the primary means by which products are shipped internationally because they facilitate efficient movement of goods via multiple transportation modes including ships, rail and trucks. The principal activities of our business include the acquisition, leasing, re-leasing and subsequent sale of refrigerated and dry containers and generator sets. The Company leases our containers primarily under long-term contracts to a diverse group of the world's leading shipping lines. As of September 30, 2011, we employ 74 people in seven offices worldwide and have total assets of $1.4 billion.

        As of September 30, 2011, we own or manage a fleet of 567,392 units, representing 894,248 TEUs of containers and generator sets. For the three months ended September 30, 2011, our average utilization was 98.2%, as measured in units.

        We lease three types of assets:

  •
  Refrigerated containers ("reefers"), which are used for perishable items such as fresh and frozen foods;

  •
  Dry freight containers, which are used for general cargo such as manufactured component parts, consumer staples and apparel; and

  •
  Generator sets ("gensets"), which are diesel generators used to provide mobile power to reefers.

        We lease these assets on a per diem basis on two principal lease types under which the lessee is responsible for all operating costs including taxes, insurance and maintenance:

  •
  Operating leases, typically with initial terms of five to eight years, under which containers are re-leased or returned to us at expiration of the initial lease; and

  •
  Direct finance leases, which are typically structured as long-term leases with a bargain purchase option, under which ownership transfers to the lessee at expiration of the lease.

        The tables below summarize the composition of our fleet by unit and TEU as of September 30, 2011:

Equipment Fleet by Units

	Refrigerated	Dry	Gensets	Total
Operating Leases	35,530	105,644	2,652	143,826
Direct Finance Leases	17,112	227,815	2,454	247,381

Total Owned	52,642	333,459	5,106	391,207
Managed	27,941	146,856	1,388	176,185

Total Fleet	80,583	480,315	6,494	567,392

 Equipment Fleet by TEUs

	Refrigerated	Dry	Gensets	Total
Operating Leases	64,788	163,948	2,652	231,388
Direct Finance Leases	33,022	357,931	2,454	393,407

Total Owned	97,810	521,879	5,106	624,795
Managed	52,481	215,584	1,388	269,453

Total Fleet	150,291	737,463	6,494	894,248

        The table below summarizes the composition of our owned fleet by net book value as of September 30, 2011:

Container Fleet by Net Book Value

	Refrigerated	Dry	Gensets	Total
Operating Leases	$399,744	$315,804	$13,338	$728,886
Direct Finance Leases	160,660	379,838	14,656	555,154

Total Fleet	$560,404	$695,642	$27,994	$1,284,040

        Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, and our principal executive offices are located at 1 Maynard Drive, Park Ridge, New Jersey 07656. Our main telephone number is (201) 391-0800. Our internet address is www.seacubecontainer.com. Information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2010, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information" beginning on page 29 of this prospectus.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

        We will not receive any proceeds in the event that the securities are sold by the selling shareholder.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Predecessor	Successor
	Period from January 1, 2006 through February 14, 2006	Period from February 15, 2006 through December 31, 2006
			Year Ended December 31,				Nine Months Ended September 30, 2011
			2007	2008	2009	2010
Ratio of Earnings to Fixed Charges(1)	1.9x	1.1x	1.5x	1.4x	0.7x	1.7x	1.7x

(1)
The ratio for the year ended December 31, 2009 was less than 1:1. To provide a 1:1 coverage ratio for the deficient period would have required additional earnings of $14,756 in the year ended December 31, 2009.

DESCRIPTION OF SHARE CAPITAL

General

        As of the date of this prospectus, our authorized share capital consists of:

  •
  400,000,000 common shares, par value $0.01 per share; and

  •
  100,000,000 preference shares, par value $0.01 per share.

        As of December 21, there will be 20,163,359 common shares issued and outstanding and no preference shares issued and outstanding. All of our issued and outstanding common shares on the date of this prospectus are fully paid. Our bye-laws permit us to issue shares that are not fully paid, subject to the right of our board of directors to make calls for unpaid amounts. Pursuant to our bye-laws, subject to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

        Set forth below is a summary description of the material terms of our share capital. This description is a summary and may not contain all the information that is important to you. Prospective investors are urged to read our memorandum of association and amended bye-laws.

Common Shares

        Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that persons standing for election as directors at a duly constituted and quorate annual general meeting are to be elected by our shareholders by a plurality of the votes cast on the resolution. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the issued and outstanding common shares can elect all of the directors standing for election, and the holders of the remaining shares will not be able to elect any directors.

        In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares. Any common shares not fully paid up are subject to calls by our board of directors.

Preference Shares

        Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other powers, preferences and rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. The rights with respect to a series of preference shares may be more favorable to the holder(s) thereof than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preference shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to such preference share. The effect of issuing preference shares may include, among other things, one or more of the following:

  •
  restricting dividends in respect of our common shares;

  •
  diluting the voting power of our common shares or providing that holders of preference shares have the right to vote on matters as a class;

  •
  impairing the liquidation rights of our common shares; or

  •
  delaying or preventing a change of control of us.

Dividend Rights

        Under Bermuda law, a company's board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

Variation of Rights

        If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 50% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum, consisting of at least two persons holding or representing two-thirds of the issued shares of the relevant class, is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issuance of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Election and Removal of Directors

        Our bye-laws provide that our board shall consist of no less than three nor more than nine members, and consist of three classes of directors, as nearly equal in number as possible, designated Class I, Class II and Class III, and provides that the exact number of directors comprising our board of directors will be determined from time to time by resolution adopted by the board of directors. The current board of directors is comprised of seven directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. The current terms of the Class I, Class II and Class III directors will expire in 2014, 2012, and 2013, respectively.

        Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by our board must give notice of the intention to propose the person for election. Where a person is to be proposed for election as a director at an annual general meeting by a shareholder, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 25 days before or after such anniversary, the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was mailed to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, that notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was mailed to shareholders or the date on which public disclosure of the date of the special general meeting was made. Such proposal must be made in accordance with the procedures set forth in our bye-laws.

        Our bye-laws provide that directors may be removed only for cause and only by a resolution of our shareholders, including the affirmative votes of at least 80% of the votes attaching to all shares in issue entitling the holder to vote on such resolution; provided, however, that for so long as the Fortress Shareholders (as defined below) beneficially own at least 40% of our issued and outstanding common shares, directors may be removed with or without cause by a resolution of our shareholders, including the affirmative vote of a majority of the votes attaching to all shares in issue entitling the holder to vote on such resolution; and further provided that notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. Our Shareholders Agreement provides that if FIG LLC notifies the Fortress Shareholders of its desire to remove, with or without cause, any director previously designated by it, the Fortress Shareholders shall vote or cause to be voted all of their voting shares of the Company and take all other reasonable actions within their control to cause the removal of such director.

Corporate Opportunity

        Our bye-laws provide that the Fortress Shareholders (as defined below) and their affiliates (collectively, the "Significant Shareholders") have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers, lessors or vendors or employ or otherwise engage any of our officers, directors or employees. If the Significant Shareholders or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our shareholders or affiliates.

        Our bye-laws also provide that, in the event that any of our directors and officers who is also a director, officer or employee of any of the Significant Shareholders acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person's capacity as our director or officer and such person acted in good faith, then such person is not liable to us if any of the Significant Shareholders pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Shareholders Agreement

General

        In connection with our initial public offering ("IPO"), we entered into a shareholders agreement (the "Shareholders Agreement") with Seacastle Operating Company Ltd. (our "Initial Shareholder" and together with certain other affiliates of Fortress and permitted transferees, collectively, the "Fortress Shareholders").

        As discussed further below, the Shareholders Agreement provides certain rights to the Initial Shareholder with respect to the designation of directors for nomination and election to as well as removal from our board of directors, as well as registration rights for certain of our securities owned by the Fortress Shareholders.

        Our Shareholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our memorandum of association or bye-laws in effect as of the date of the Shareholders Agreement that would add restrictions to the transferability of our shares by the Initial Shareholder or its permitted transferees which are beyond those provided for in our memorandum of association, bye-laws, the Shareholders Agreement or applicable securities laws, or that nullify the rights set out in the Shareholders Agreement of the Initial Shareholder or its permitted transferees unless such amendment is approved by the Initial Shareholder.

Designation and Election of Directors

        The Shareholders Agreement provides that, for so long as the Shareholders Agreement is in effect, we and the Fortress Shareholders shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by the Fortress Shareholders, and, with respect to the Company, including in the slate of nominees recommended by the board of directors those individuals designated by Fortress) so as to elect to the board of directors, and to cause to continue in office, not more than seven directors (or such other number as Fortress may agree in writing), of whom, at any given time:

  •
  at least a majority of such directors shall be individuals designated by Fortress, for so long as the Fortress Shareholders beneficially own at least 40% of the voting power of the Company;

  •
  at least three directors (four if the board consists of more than seven directors) shall be individuals designated by Fortress, for so long as the Fortress Shareholders beneficially own less than 40% but at least 20% of the voting power of the Company;

  •
  at least two directors (three if the board consists of more than seven directors) shall be individuals designated by Fortress, for so long as the Fortress Shareholders beneficially own less than 20% but at least 10% of the voting power of the Company; and

  •
  at least one director shall be an individual designated by Fortress, for so long as the Fortress Shareholders beneficially own less than 10% but at least 5% of the voting power of the Company.

        In accordance with the Shareholders Agreement, Fortress designated Paul R. Goodwin, Douglas A. Hacker, Donald P. Hamm and Martin Tuchman for election to our board of directors.

Registration Rights

        Demand Rights.    Under our Shareholders Agreement, the Fortress Shareholders will have, for so long as the Fortress Shareholders beneficially own an amount of our common shares (whether owned at the time of our IPO or subsequently acquired) equal to or greater than 1% of our common shares issued and outstanding immediately after the IPO (a "Registrable Amount"), "demand" registration rights that allow the Fortress Shareholders, at any time after 180 days following the IPO, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Fortress Shareholders will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount, subject to certain postponement mechanisms of the Company described therein relating to disclosures in the public offering document that would be detrimental to us or our shareholders. We are also not required to effect any demand registration within three months of a "firm commitment" underwritten offering to which the requestor held "piggyback" rights, described below, and which included at least 50% of the common shares requested by the requestor to be included.

        Piggyback Rights.    For so long as the Fortress Shareholders beneficially own an amount of our common shares equal to or greater than a Registrable Amount, such Fortress Shareholders will also have "piggyback" registration rights that allow them to include the common shares that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other shareholders that have registration rights. The "piggyback" registration rights of the Fortress Shareholders are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

        Shelf Registration.    Under our Shareholders Agreement, we have granted to the Initial Shareholder or any of its respective permitted transferees, for so long as it beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common shares to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our shareholders.

        Indemnification; Expenses.    Under our Shareholders Agreement, we will agree to indemnify the selling shareholder and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells common shares, unless such liability arose from the selling shareholder's misstatement or omission, and the selling shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration expenses incidental to our performance under the Shareholders Agreement, and the selling shareholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its common shares under the Shareholders Agreement.

Anti-Takeover Provisions

        The following is a summary of certain provisions of our bye-laws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

        The authorized but unissued common shares and our preference shares will be available for future issuance by the board of directors, subject to any resolutions of the shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued common shares and preference shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, amalgamation, scheme of arrangement or otherwise.

        Certain provisions of our bye-laws may make a change in control of the Company more difficult to effect. Our bye-laws provide for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our shareholders. The terms of the directors in the first, second and third classes will expire in 2011, 2012 and 2013, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be considered by our shareholders to be in their best interest. Our bye-laws provide that persons standing for election as directors at a duly constituted and quorate annual general meeting are elected by our shareholders by a plurality of the votes cast on the resolution. In addition, our bye-laws provide that directors may be removed only for cause and only by a resolution of our shareholders, including the affirmative votes of at least 80% of the votes attaching to all shares in issue entitling the holder to vote on such resolution; provided, however, that for so long as the Fortress Shareholders beneficially own at least 40% of our issued and outstanding common shares, directors may be removed with or without cause by a resolution of our shareholders, including the affirmative vote of a majority of the votes attaching to all shares in issue entitling the holder to vote on such resolution. Finally, certain provisions of our bye-laws regarding the election of directors, classes of directors, the term of office of directors and removal of directors may only be rescinded, altered or amended upon approval by a resolution of the directors and by a resolution of our shareholders, as described in "—Differences between the Governing Corporate Law of Bermuda and Delaware Law—Amendment of Bye-laws."

        Pursuant to our bye-laws, our preference shares may be issued from time to time, and the board of directors is authorized to determine the rights, preferences, powers, qualifications, limitations and restrictions. See "—Preference Shares."

Certain Provisions of Bermuda Law

        We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes may require the specific consent of the Bermuda Monetary Authority.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Differences between the Governing Corporate Law of Bermuda and Delaware Law

        You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to Delaware corporations and their shareholders. In order to highlight these differences, set forth below is a summary of material provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us which differ in certain respects from provisions of the General Corporation Law of the State of Delaware.

        Duties of Directors.    The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company's bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be managed and conducted by our board of directors. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

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  a duty to act in good faith in the best interests of the company;

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  a duty not to make a personal profit from opportunities that arise from the office of director;

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  a duty to avoid conflicts of interest; and

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  a duty to exercise powers for the purpose for which such powers were intended.

        The Companies Act imposes a duty on directors and officers of a Bermuda company:

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  to act honestly and in good faith with a view to the best interests of the company; and

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  to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

        Directors and officers generally owe fiduciary duties to the company, and not to the company's individual shareholders. Our shareholders may not have a direct cause of action against our directors.

        Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

        Delaware law provides that a party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the "business judgment rule." The business judgment rule is a presumption that in making a business decision, directors acted on an informed basis and that the action taken was in the best interests of the company and its shareholders, and accordingly, unless the presumption is rebutted, a board's decision will be upheld unless there can be no rational business purpose for the action or the action constitutes corporate waste. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts may subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control or the approval of a transaction resulting in a sale of control of the corporation.

        Interested Directors.    Bermuda law and our bye-laws provide that if a director has an interest in a material transaction or proposed material transaction with us or any of our subsidiaries or has a material interest in any person that is a party to such a transaction, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. Our bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law, such transaction would not be voidable if (i) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the Company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

        Voting Rights and Quorum Requirements.    Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, two or more persons present in person at the start of the meeting and representing in person or by proxy more than 50% of all votes attaching to all shares in issue entitling the holder to vote at the meeting, shall constitute a quorum for the transaction of business at that meeting. Generally, except as otherwise provided in the bye-laws or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast, except for the election of directors which requires only a plurality of the votes cast.

        Any individual who is a shareholder of the company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as the board may determine. Under our bye-laws, each holder of common shares is entitled to one vote per common share held.

        Under Delaware law, unless otherwise provided in the company's certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that unless otherwise provided in a company's certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company's certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for stockholder action, and the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors.

        Dividends.    Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of its assets would thereby be less than the aggregate of its liabilities, its issued share capital (par value) and its share premium accounts (share premium being the amount of consideration paid for the subscription of shares in excess of the par value of those shares). As a result, in future years, if the realizable value of a company's assets decreases, its ability to make or maintain dividend payments may depend upon its shareholders' approval of resolutions reducing the share premium account by transferring funds to the contributed surplus account. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. Issued share capital is the aggregate par value of the company's issued shares, and share premium is the aggregate amount paid for issued shares over and above their par value. Share premium accounts may be reduced in certain limited circumstances.

        Under Delaware law, subject to any restrictions contained in the company's certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Amalgamations, Mergers and Similar Arrangements.    The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Unless the company's bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that a merger or an amalgamation (other than with certain affiliated companies) that has been approved by the board must only be approved by a majority of the votes cast at a general meeting of the shareholders at which the quorum shall be two or more persons present in person at the start of the meeting and representing in person or by proxy more than 50% of all votes attaching to all shares in issue entitling the holder to vote at the meeting. Any merger or amalgamation not approved by our board must be approved by a shareholders resolution, including the affirmative vote of at least 66% of all votes attaching to all shares in issue entitling the holder to vote on such matter.

        Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation and is not satisfied that fair value has been offered for such shareholder's shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

        Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

        Takeovers.    An acquiring party is generally able to acquire compulsorily the common shares of minority holders in the following ways:

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  By a procedure under the Companies Act known as a "scheme of arrangement". A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Supreme Court of Bermuda. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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  If the acquiring party is a company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

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  Where the acquiring party or parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

        Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

        Share Repurchases.    The Companies Act permits a company to purchase its own shares if authorized to do so by its memorandum of association or bye-laws. Our bye-laws allow us to purchase our own shares for cancellation or to acquire them as treasury shares on such terms as our board of directors may authorize, without obtaining prior shareholder approval. Our ability to repurchase our common shares may be limited in the future by the special veto rights, if any, of the holders of our preference shares.

        Delaware law permits a corporation to redeem its own shares on such terms as its board of directors may authorize, without obtaining prior shareholder approval and so long as such redemption does not impair the capital of the corporation.

        Shareholders' Suits.    Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

        Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

        Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

        Indemnification of Directors and Officers.    Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 of the Companies Act provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

        We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors' and officers' liability policy for such a purpose. We entered into indemnification agreements or arrangements with Fortress and our Initial Shareholder in connection with the IPO.

        Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director's liability cannot be eliminated or limited for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) transactions from which such director derived an improper personal benefit.

        Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors' and officers' insurance.

        Inspection of Corporate Records.    Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented at the annual general meeting of shareholders. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members and the register of directors and officers is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law provides that any shareholder of record, in person or by attorney or other agent, upon written demand under oath stating the purpose of the demand, has the right during the corporation's usual hours for business to inspect or make copies or extracts of a corporation's stock ledger and its other books and records for any purpose reasonably related to such person's interest as a shareholder. In connection with any meeting of shareholders, the stock ledger of a Delaware corporation must be open to inspection by shareholders for a period of at least 10 days prior to a shareholder meeting and at all times during the shareholder meeting.

        Shareholder Proposals.    Under Bermuda law, shareholder(s) may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholder(s) may properly move at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (i) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (ii) not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation's certificate of incorporation or bylaws.

        Calling of Special Shareholders Meetings.    Under our bye-laws, a special general meeting may be called by the President, the chairman of the board or the board of directors. The board of directors must call a special general meeting upon the request of the Initial Shareholder or an affiliate thereof so long as the Fortress Shareholders collectively hold shares carrying at least 10% of the votes attaching to all issued and outstanding shares at the time of such request. Bermuda law also provides that a special general meeting must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Delaware law permits the board of directors or any person who is authorized under a corporation's certificate of incorporation or bylaws to call a special meeting of shareholders.

        Amendment of Organizational Documents.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company's issued and outstanding share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

        Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders' meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company's stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company's original certificate of incorporation.

        Amendment of Bye-laws.    Except as provided below, our bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

        Those bye-laws regarding the election of directors, classes of directors, the term of office of directors, amalgamations and the bye law governing the amendment of the foregoing bye laws may only be rescinded, altered or amended upon approval by a resolution of the directors and by a resolution of our shareholders, including the affirmative votes of at least 66% of the votes attaching to all shares in issue entitling the holder to vote on such resolution (provided, however, that for so long as the Fortress Shareholders beneficially own at least 25% of our issued and outstanding common shares, no such bye-law shall be rescinded, altered or amended and no new bye-law shall be made which would have the effect of rescinding, altering or amending or would be inconsistent with the purpose and intent of the provisions of such bye-laws, until the same has been approved by a resolution of the directors and by a resolution of our shareholders, including the affirmative votes of at least a majority of all votes attaching to all shares in issue entitling the holder to vote on such resolution).

        Those bye-laws dealing with the removal of directors, filling vacancies on the board, right of shareholders to call a special meeting, shareholder action by resolution in writing, corporate opportunity and the bye law governing the amendment of the foregoing bye laws may only be rescinded, altered or amended upon approval by a resolution of the directors and by a resolution of our shareholders, including the affirmative votes of at least 80% of the votes attaching to all shares in issue entitling the holder to vote on such resolution.

        Under Delaware law, unless the certificate of incorporation or bylaws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the bylaws of a corporation.

        Dissolution.    Under Bermuda law, a solvent company may be wound up by way of a shareholders' voluntary liquidation. Prior to the company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Registrar of Companies in Bermuda. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

        Under Delaware law, a corporation may voluntarily dissolve (1) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (2) if all shareholders entitled to vote thereon consent in writing to such dissolution.

Registrar and Transfer Agent

        A register of holders of the common shares will be maintained by Codan Services Limited in Bermuda, and a branch register will be maintained in the United States by American Stock Transfer & Trust Company, who will serve as branch registrar and transfer agent. The telephone number of Codan Services Limited is +1(441) 295-5950 and of American Stock Transfer & Trust Company is 212-936-5100.

DESCRIPTION OF DEBT SECURITIES

        We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. We may issue debt securities in one or more series.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture, any related securities documents and those made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indenture.

        The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and aggregate principal amount of the debt securities;

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  whether the debt securities will be senior, subordinated or junior subordinated;

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  whether the debt securities will be secured or unsecured;

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  applicable subordination provisions, if any;

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  whether the debt securities are convertible or exchangeable into other securities;

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  the percentage or percentages of principal amount at which such debt securities will be issued;

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  the interest rate(s) or the method for determining the interest rate(s);

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  the maturity date;

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  redemption or early repayment provisions;

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  authorized denominations;

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  form;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  whether such debt securities will be issued in whole or in part in the form of one or more global securities;

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  the identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

  •
  any applicable subordination provisions for any subordinated debt securities;

  •
  any restriction or condition on the transferability of the debt securities;

  •
  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

  •
  the securities exchange(s) on which the securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for the securities;

  •
  the extent to which a secondary market for the securities is expected to develop;

  •
  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

  •
  additional terms not inconsistent with the provisions of the indenture.

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time; and

  •
  information with respect to book-entry procedures, if any.

Exercise of Warrants

        Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

        We may issue depositary receipts representing interests in a particular series of preferred shares which are called depositary shares. We will deposit the series of preferred shares which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preferred shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred shares.

        While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Dividends and Other Distributions

        Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

        Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Redemption of Depositary Shares

        Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

        Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

        Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of preferred shares (or fraction of a share) which is represented by the depositary share.

Conversion

        If a series of preferred shares are convertible into common shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common shares or other securities or property into which the number of preferred shares (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

        We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

  •
  All outstanding depositary shares to which it relates have been redeemed or converted; and/or

  •
  The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

        There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase common shares, preferred shares or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for each common share, preferred share or other security upon the exercise of the subscription right;

  •
  the number of subscription rights issued to each securityholder;

  •
  the number and terms of each common share, preferred share or other security that may be purchased per each subscription right;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see "Where You Can Find More Information" on page 29 of this prospectus. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts for the purchase or sale of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

        The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the securities under the purchase contracts, which we refer to herein as "purchase units." The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

        The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain material U.S. federal income tax consequences applicable to the purchase contracts and purchase units.

SELLING SHAREHOLDER

        This prospectus relates to the possible resale by an affiliate of Fortress, Seacastle Operating Company Ltd., who we refer to as the "selling shareholder" in this prospectus, of up to 8,525,000 common shares. The selling shareholder, which is neither a broker-dealer nor an affiliate of a broker-dealer, acquired its common shares in April 2010 in connection with a series of transactions that preceded and facilitated our IPO. Please see the "Certain Relationships and Related Transactions" section of the proxy statement for our annual general meeting held on May 25, 2011, which is incorporated by reference into this prospectus and any accompanying prospectus supplement for a description of the material relationship between us and the selling shareholder.

PLAN OF DISTRIBUTION

        We or the selling shareholder may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers;

  •
  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling shareholder may sell the common shares, include, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We or the selling shareholder may also enter into hedging transactions. For example, we or the selling shareholder may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common shares received from us or the selling shareholder, as applicable, to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our or the selling shareholder's short positions;

  •
  enter into option or other types of transactions that require us or the selling shareholder, as applicable, to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

  •
  loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we or the selling shareholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or the selling shareholder or others to settle such sales and may use securities received from us or the selling shareholder to close out any related short positions. We or the selling shareholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the selling shareholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling shareholder, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us or the selling shareholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling shareholder will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling shareholder may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling shareholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We or the selling shareholder may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling shareholder may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling shareholder. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us or the selling shareholder and its compensation.

        In connection with offerings made through underwriters or agents, we or the selling shareholder may enter into agreements with such underwriters or agents pursuant to which we or the selling shareholder receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling shareholder under these arrangements to close out any related open borrowings of securities.

Dealers

        We or the selling shareholder may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or the selling shareholder at the time of resale. Dealers engaged by us or the selling shareholder may allow other dealers to participate in resales.

Direct Sales

        We or the selling shareholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We or the selling shareholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We or the selling shareholder will enter into such delayed contracts only with institutional purchasers that we or the selling shareholder, as applicable, approve(s). These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We or the selling shareholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or the selling shareholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than the common shares, which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preference shares or debt securities on any securities exchange or quotation system; any such listing with respect to any preference shares or any debt securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering of common shares, preference shares, debt securities or securities that provide for the issuance of shares of our common shares upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common shares, preference shares or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to U.S. and New York law will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters as to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

        The consolidated financial statements of SeaCube Container Leasing Ltd. appearing in SeaCube Container Leasing Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2010 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain items in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not necessarily limited to, statements relating to future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," "target," "projects," "contemplates" or the negative version of those words or other comparable words. These forward-looking statements include, without limitation, statements about the following.

  •
  The expectation that container trade growth will revert to historical levels in coming years;

  •
  Our expectation that utilization rates will revert to higher historical levels in the coming years;

  •
  Our expectation that shipping lines will meet more of their container needs through leasing rather than owning for a period of time going forward;

  •
  Our expectation that we will benefit from the size and growth of the container leasing market, and will increase our revenue and earnings through the acquisition of additional containers and the investment of substantial funds;

  •
  Our belief that our customer relationships and relationships with third-party container owners will enable us to continue to grow our leasing and management business, including by pursuing investment opportunities;

  •
  Our plans to pursue container fleet acquisitions (on both an owned and managed basis) and strategic acquisitions;

  •
  Our belief that our assets generate significant and predictable revenues and operating cash flow, reflecting high and stable asset utilization, low container default, and high recovery rates, strong operating profit margins and low working capital requirements;

  •
  Our plan to maintain disciplined lease terms to manage profitability and utilization and manage credit write-offs;

  •
  Our belief that our facilities, systems and personnel currently in place can support an increased revenue and asset base without a proportionate increase in overhead costs;

  •
  Our belief that we have or will be able to generate or otherwise obtain sufficient capital to support our growth strategy and pay dividends to holders of our common shares as contemplated by our dividend policy; and

  •
  Our expectation that our cash flows from operations, principal collections on direct finance leases, existing facilities and sales of older equipment will be sufficient to meet our liquidity needs, including debt service and repayment.

        Any forward-looking statements contained in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, Fortress, the selling shareholder, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, a decrease in the overall demand for leased container assets, the economic condition of the global container asset leasing industry and the ability of our lessees and potential lessees to make operating lease payments to us, the condition of the global economy and world financial markets, changes in the values of our assets, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we and our lessees operate, our ability to retain key personnel, the impact of new or existing regulations, whether we are replaced as manager of any containers that we manage for third parties and other factors described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference. The forward-looking statements made in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus, any accompanying prospectus supplements and the documents incorporated by reference that could cause actual results to differ before making an investment decision to purchase our common shares. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including SeaCube Container

Leasing Ltd. Our commons shares are listed and traded on the NYSE. You may also inspect the information we file with the SEC at the NYSE's offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our internet site at http://www.seacubecontainers.com. However, the information on our internet site is not part of this prospectus or any prospectus supplement.

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplements, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 10, 2011;

  •
  Portions of the Definitive Proxy Statement on Schedule 14A filed on April 15, 2011 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 10, 2011;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed on May 11, 2011, August 10, 2011 and November 9, 2011, respectively;

  •
  Current Reports on Form 8-K filed on March 15, 2011, March 21, 2011, April 29, 2011, May 25, 2011, August 11, 2011 and November 3, 2011; and

  •
  The description of our common shares set forth in our registration statement on Form 8-A filed on October 26, 2010, and any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (including related exhibits), which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

        You may request a copy of these documents by writing or telephoning us at:

SeaCube Container Leasing Ltd.
1 Maynard Drive
Park Ridge, New Jersey 07656
(201) 391-0800

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts (except the SEC Registration Fee) are estimates:

Amount to be paid
SEC Registration Fee	$23,601
FINRA Fee	$21,094
Accounting Fees and Expenses	$20,000
Legal Fees and Expenses	$150,000
Printing Expenses	$15,000
Transfer Agent, Registrar and Trustee Fees	$15,000

Total	$244,695

Item 15.    Indemnification of Directors and Officers.

        Our bye-laws contain a broad waiver by our shareholders of any claim or right of action, both individually and on our behalf, against any of our officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. The waiver limits the right of shareholders to assert claims against our officers and directors unless the act or failure to act involves fraud or dishonesty. Our bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in the bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

        Section 98 of the Companies Act 1981 of Bermuda, or the Companies Act, provides generally that a Bermuda company may indemnify its directors and officers against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 of the Companies Act provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer for the costs, charges and expenses incurred by the officer in defending any civil or criminal proceedings against them, on condition that the officer shall repay the advance if any allegation of fraud or dishonesty is proved against them. The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

        We have entered into separate indemnification agreements with our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our bye-laws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our bye-laws.

        For the undertaking with respect to indemnification, see Item 17 herein.

Item 16.    Exhibits.

        The exhibits to this registration statement are listed in the "Exhibit Index" following the signature pages hereto and are incorporated by reference herein.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

(A) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
      (i)
      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii)
      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (B)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (D)
  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Park Ridge, New Jersey, on the 22nd day of December, 2011.

SEACUBE CONTAINER LEASING LTD.
By:	/s/ JOSEPH KWOK
	Name:	Joseph Kwok
	Title:	Chief Executive Officer

 SIGNATURES AND POWER OF ATTORNEY

        In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Lisa D. Leach and Stephen P. Bishop, and each of them severally, as his true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOSEPH P. ADAMS Joseph P. Adams	Chairman of the Board	December 22, 2011
/s/ JOSEPH KWOK Joseph Kwok	Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2011
/s/ STEPHEN P. BISHOP Stephen P. Bishop	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 22, 2011
/s/ JONATHAN G. ATKESON Jonathan G. Atkeson	Director	December 22, 2011
/s/ DOUGLAS A. HACKER Douglas A. Hacker	Director	December 22, 2011
/s/ DONALD P. HAMM Donald P. Hamm	Director	December 22, 2011
/s/ MARTIN TUCHMAN Martin Tuchman	Director	December 22, 2011
/s/ PAUL R. GOODWIN Paul R. Goodwin	Director	December 22, 2011

EXHIBIT INDEX

Exhibit Number
1.1	*	Form of Underwriting Agreement.

3.1		Memorandum of Association (incorporated by reference to Exhibit 3.1 of Amendment No. 5 to the Company's Registration Statement on Form S-1, filed with the SEC on October 12, 2010).

3.2		Bye-laws (incorporated by reference to Exhibit 3.2 of the Company's Form 10-Q, filed with the SEC on November 12, 2010).

4.1		Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 3 to the Company's Registration Statement on Form S-1, filed with the SEC on June 4, 2010).

4.2		Shareholders Agreement by and between SeaCube Container Leasing Ltd. and Seacastle Operating Company Ltd. (incorporated by reference to Exhibit 4.2 of the Company's Form 10-Q, filed with the SEC on November 12, 2010)

4.3	*	Form of Preference Share Certificate

4.4	**	Form of Indenture.

4.5	*	Form of Deposit Agreement

4.6	*	Form of Depositary Receipt

4.7	*	Form of Warrant Agreement (including form of Warrant Certificate)

4.8	*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)

4.9	*	Form of Share Purchase Contract (including form of Share Purchase Contract Certificate)

4.10	*	Form of Share Purchase Unit Agreement (including form of Share Purchase Unit Certificate)

5.1	**	Opinion of Conyers Dill & Pearman Limited

5.2	**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	**	Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1	**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	**	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.3	**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

24.1	**	Power of Attorney (included on signature page hereto).

*
To be filed either by amendment or as an exhibit to a Current Report of Form 8-K and incorporated by reference herein.

**
Filed herein.